EXHIBIT 99.1

Finisar Announces First Quarter Fiscal 2018 Financial Results

SUNNYVALE, Calif., Sept. 07, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its first fiscal quarter, ended July 30, 2017.

COMMENTARY

“We experienced strong demand in our first fiscal quarter for our 100G QSFP28 transceivers for datacenter applications,” said Jerry Rawls, Finisar’s Chief Executive Officer.  “However, our overall revenues for our first fiscal quarter were $341.8 million, a decrease of $15.7 million, or 4.4%, compared to the fourth quarter of fiscal 2017. This decrease resulted primarily from a decline in telecom revenues as well as a decrease in 10G and below datacom transceivers.”

FINANCIAL HIGHLIGHTS – First Quarter Ended July 30, 2017

Summary GAAP Results	First	Fourth
	Quarter	Quarter
	Ended	Ended
	July 30, 2017	April 30, 2017
	(in thousands, except per share amounts)

Revenues	$341,806	$357,527
Gross margin	33.7%	35.0%
Operating expenses	$85,387	$84,324
Operating income	$29,912	$40,839
Operating margin	8.8%	11.4%
Net income	$19,859	$130,245
Income per share-basic	$0.18	$1.17
Income per share-diluted	$0.17	$1.13

Basic shares	112,544	111,438
Diluted shares	115,698	115,242

Summary Non-GAAP Results (a)	First	Fourth
	Quarter	Quarter
	Ended	Ended
	July 30, 2017	April 30, 2017
	(in thousands, except per share amounts)

Revenues	$341,806	$357,527
Non-GAAP Gross margin	34.9%	36.2%
Non-GAAP Operating expenses	$73,150	$70,952
Non-GAAP Operating income	$46,005	$58,411
Non-GAAP Operating margin	13.5%	16.3%
Non-GAAP Net income	45,750	$57,515
Non-GAAP Income per share-basic	$0.41	$0.52
Non-GAAP Income per share-diluted	$0.40	$0.50

Basic shares	112,544	111,438
Diluted shares	115,698	115,242

_____________

(a) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for the First Quarter of Fiscal 2018:

  Sales of datacom products decreased by $8.4 million, or (3.1)%, compared to the fourth quarter of fiscal 2017, as a result of lower demand for our datacom products, primarily our 10G and below transceivers, partially offset by  an increase in sales of 100G QSFP28 transceivers for datacom applications.

  Sales of telecom products decreased by $7.4 million, or (8.1)%, compared to the fourth quarter of fiscal 2017.

  GAAP gross margin was 33.7% compared to 35.0% in the fourth quarter of fiscal 2017, primarily due to lower revenue levels.

  Non-GAAP gross margin was 34.9% compared to 36.2% in the fourth quarter of fiscal 2017.

  GAAP operating margin was 8.8% compared to 11.4% in the fourth quarter of fiscal 2017, primarily due to lower revenue levels.

  Non-GAAP operating margin was 13.5% compared to 16.3% in the fourth quarter of fiscal 2017.

  GAAP income per fully diluted share was $0.17 compared to $1.13 in the fourth quarter of fiscal 2017. In the fourth quarter of fiscal 2017, the Company realized a non-cash benefit of $103.3 million to the GAAP income tax provision due to the release of a significant portion of its valuation allowance against certain U.S. deferred tax assets.

  Non-GAAP income per fully diluted share was $0.40 compared to $0.50 in the fourth quarter of fiscal 2017, primarily due to lower revenue levels.

OUTLOOK

Finisar indicated that for the second quarter of fiscal 2018 it currently expects revenues in the range of $322 to $342 million, non-GAAP gross margin of approximately 33%-34%, non-GAAP operating margin of approximately 10% -11%, and non-GAAP earnings per fully diluted share in the range of approximately $0.27 to $0.33.

Finisar has not provided a reconciliation of its second quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts.  It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar’s ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the first quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, September 7, 2017, at 2:00 pm PT (5:00 pm ET).  To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-(855) 473-9088 (domestic) or 1- (720) 405-0995 (international) and enter conference ID 61562686.

An audio replay will be available for two weeks following the call by dialing 1- (855) 859-2056 (domestic) or 1-404-537-3406 (international) and then following the prompts: enter conference ID 61562686 and provide your name, affiliation, and contact number.  A replay of the webcast will be available shortly after the conclusion of the call on Finisar’s website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 16, 2017) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components  that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

Finisar Corporation
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	Jul 30, 2017	July 31, 2016	Apr 30, 2017
Revenues	$341,806	$341,325	$357,527
Cost of revenues	225,896	231,637	231,374
Amortization of acquired developed technology	611	1,523	990
Gross profit	115,299	108,165	125,163
Gross margin	33.7%	31.7%	35.0%
Operating expenses:
Research and development	58,040	51,008	58,973
Sales and marketing	12,351	11,863	12,322
General and administrative	14,289	16,315	12,316
Amortization of purchased intangibles	707	668	713
Total operating expenses	85,387	79,854	84,324
Income from operations	29,912	28,311	40,839
Interest income	3,440	726	3,299
Interest expense	(9,013)	(2,986)	(8,953)
Other expenses	(2,694)	(59)	(488)
Income before income taxes	21,645	25,992	34,697
Provision (benefit) for income taxes	1,786	2,043	(95,548)
Net income	$19,859	$23,949	$130,245

Net income per share attributable to Finisar Corporation common stockholders:

Basic	$0.18	$0.22	$1.17
Diluted	$0.17	$0.22	$1.13

Shares used in computing net income per share - basic	112,544	108,820	111,438
Shares used in computing net income per share - diluted	115,698	110,821	115,242

Finisar Corporation
Consolidated Balance Sheets
(in thousands)

	Jul 30, 2017	Apr 30, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$278,826	$260,228
Short-term held-to-maturity investments	954,026	976,595
Accounts receivable, net	273,180	272,377
Inventories	356,845	331,388
Other current assets	63,629	68,269
Total current assets	1,926,506	1,908,857
Property, equipment and improvements, net	420,298	383,919
Purchased intangible assets, net	11,700	13,019
Goodwill	106,735	106,735
Minority investments	605	3,161
Other assets	21,651	16,964
Deferred tax assets	108,567	107,225
Total assets	$2,596,062	$2,539,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$148,605	$140,568
Accrued compensation	42,030	54,520
Other accrued liabilities	46,648	43,697
Deferred revenue	14,348	13,015
Total current liabilities	251,631	251,800
Long-term liabilities:
Convertible notes	715,722	707,782
Other non-current liabilities	17,546	17,594
Total liabilities	984,899	977,176
Stockholders' equity:
Common stock	114	112
Additional paid-in capital	2,799,118	2,784,204
Accumulated other comprehensive income (loss)	(44,181)	(57,865)
Accumulated deficit	(1,143,888)	(1,163,747)
Total stockholders' equity	1,611,163	1,562,704
Total liabilities and stockholders' equity	$2,596,062	$2,539,880

Note - Balance sheet amounts as of April 30, 2017 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Duplicate facility costs during facility move (non-core cash charges);
  Stock-based compensation expense (non-cash charges);
  Reduction in force costs (non-core cash charges); and
  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Impairment of long-lived/other assets (non-cash charges);
  Acquisition related costs (non-core cash charge) and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss (gain) related to minority investment (non-core charges or benefits);
  Other miscellaneous expenses (income) (non-core charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation
Reconciliation of Results of Operations under GAAP and non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended		Three Months Ended
	Jul 30, 2017	July 31, 2016	Apr 30, 2017
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$115,299	$108,165	$125,163
Gross margin - GAAP	33.7%	31.7%	35.0%
Adjustments:
Cost of revenues
Amortization of acquired technology	611	1,523	990
Duplicate facility costs during facility move	-	8	10
Stock compensation	2,570	3,047	3,071
Reduction in force costs	634	102	103
Acquisition related retention payment	41	19	26
Total cost of revenue adjustments	3,856	4,699	4,200
Gross profit - non-GAAP	119,155	112,864	129,363
Gross margin - non-GAAP	34.9%	33.1%	36.2%

GAAP to non-GAAP reconciliation of operating income:
Operating income - GAAP	29,912	28,311	40,839
Operating margin - GAAP	8.8%	8.3%	11.4%
Adjustments:
Total cost of revenue adjustments	3,856	4,699	4,200
Total operating expense adjustments
Operating expenses - GAAP	85,387	79,854	84,324
Research and development
Reduction in force costs	93	174	46
Duplicate facility costs during facility move	-	7	10
Acquisition related retention payment	32	32	32
Stock compensation	6,082	5,111	5,613
Impairment of long-lived/other assets	-	-	2,387
Sales and marketing
Reduction in force costs	(12)	29	19
Acquisition related retention payment	(2)	-	2
Stock compensation	2,044	1,751	1,889
General and administrative
Reduction in force costs	37	13	5
Duplicate facility costs during facility move	183	143	176
Acquisition related retention payment	-	(2)	-
Stock compensation	3,069	2,553	2,823
Acquisition related costs	4	31	(343)
Amortization of purchased intangibles	707	668	713
Total operating expense adjustments	12,237	10,510	13,372
Operating expenses - non-GAAP	73,150	69,344	70,952
Operating income - non-GAAP	46,005	43,520	58,411
Operating margin - non-GAAP	13.5%	12.8%	16.3%

GAAP to non-GAAP reconciliation of income before income taxes:
Income before income taxes - GAAP	21,645	25,992	34,697
Adjustments:
Total cost of revenue adjustments	3,856	4,699	4,200
Total operating expense adjustments	12,237	10,510	13,372
Non-cash imputed interest expenses on convertible debt	7,555	2,469	7,494
Imputed interest related to restructuring	30	38	32
Other (income) expense, net
Loss (gain) on sale of assets	(113)	(8)	124
Loss related to impairment of minority investments	2,347	-	-
Other miscellaneous income	(4)	-	(115)
Foreign exchange transaction (gain) or loss	463	(29)	326
Amortization of debt issuance cost	385	154	385
Total Interest and other adjustments	10,663	2,624	8,246
Income before income taxes - non-GAAP	48,401	43,825	60,515

GAAP to non-GAAP reconciliation of net income:
Net income - GAAP	19,859	23,949	130,245
Total cost of revenue adjustments	3,856	4,699	4,200
Total operating expense adjustments	12,237	10,510	13,372
Total Interest and other adjustments	10,663	2,624	8,246
Income tax provision adjustments	(865)	43	(98,548)
Total adjustments	25,891	17,876	(72,730)
Net income - non-GAAP	$45,750	$41,825	$57,515

Basic non-GAAP income per share
GAAP earnings per share	$0.18	$0.22	$1.17
Impact of all non-GAAP adjustments	$0.23	$0.16	$(0.65)
Non-GAAP earnings per share	$0.41	$0.38	$0.52

Diluted non-GAAP income per share
GAAP earnings per share	$0.17	$0.22	$1.13
Impact of all non-GAAP adjustments	$0.23	$0.16	$(0.63)
Non-GAAP earnings per share	$0.40	$0.38	$0.50

Shares used in computing non-GAAP income per share
Basic	112,544	108,820	111,438
Diluted	115,698	110,821	115,242

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261